EXHIBIT 23.2

               Consent of Independent Certified Public Accountants



We consent to the incorporation by reference in the Registration Statement of PNM Resources, Inc. on Form S-8 filed herewith of our report dated May 30, 2003, appearing in the Report on Form 11-K of the PNM Resources, Inc. Master Employee Savings Plan and Trust (now known as the PNM Resources, Inc. Retirement Savings
Plan) for the year ended December 31, 2002.



/s/ Grant Thornton LLP

Albuquerque, New Mexico
March 17, 2004